EXHIBIT 32

CERTIFICATIONS OF CEO AND CFO REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE U. S. CODE

I certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the period ended June 30, 2010, of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ Charles W. Moorman
Charles W. Moorman
Chairman, President and Chief Executive Officer
Norfolk Southern Corporation

Dated:   July 30, 2010

I certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the period ended June 30, 2010, of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ James A. Squires
James A. Squires
Executive Vice President Finance and Chief Financial Officer
Norfolk Southern Corporation

Dated:   July 30, 2010